Exhibit 99.1

MICRONET LTD

2017 CONSOLIDATED FINANCIAL STATEMENTS

MICRONET LTD.

 CONSOLIDATED BALANCE SHEETS

(NIS In Thousands)

	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	NIS	5,779
Trade account receivables, net		17,969
Inventories		17,264
Other accounts receivable		3,759
Total current assets		44,771

Property and equipment, net		3,743
Intangible assets, net		4,483
Long term deposit		40
Goodwill		5,083
Deferred taxes		1,879
Total long term assets		15,228

Total assets	NIS	59,999

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MICRONET LTD.

  CONSOLIDATED BALANCE SHEETS

(NIS In Thousands)

	December 31, 2017
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	NIS	-
Trade accounts payable		12,946
Other accounts payable		11,298
Total current liabilities		24,244

Accrued severance pay, net		552
A liability for Chief Executive Officer		104
Total long term liabilities		656

Stockholders’ Equity:
Common stock		2,679
Additional paid in capital		31,511
Capital reserve for IAS 19		(1,024)
Capital reserve for translation adjustments		1,064
Capital reserve for share-based payment transactions		538
Retained earnings		331
Total equity		35,099

Total Liabilities and equity	NIS	59,999

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MICRONET LTD.

 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(NIS In Thousands, Except Earnings Per Share data)

	Year ended December 31,
	2017

Revenues	NIS	66,156
Cost of revenues		51,981
Gross profit		14,175
Operating expenses:
Research and development		6,913
Selling and marketing		6,839
General and administrative		11,474
Total operating expenses		25,226
Loss from operations		(11,051)

Finance expense, net		(1,945)
Loss before provision for income taxes		(12,996)
Provision for income taxes		49
Net loss		(12,947)
Transfer to a capital reserve for IAS 19		(136)
Adjustments resulting from the translation of financial statements of foreign operations		(769)
Net loss	NIS	(13,852)
Loss per share:
Basic	NIS	(0.55)
Diluted	NIS	(0.55)

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MICRONET LTD.

STATEMENTS OF CHANGES IN EQUITY

 (NIS in Thousands)

	Share capital	Share premium	Capital reserve for share-based payment transactions	Retained earnings	Capital reserve for translation adjustments	Capital reserve for IAS 19	Total equity
Balance, December 31, 2015	2,132	22,750	55	30,984	2,238	(895)	57,264
Comprehensive loss			-	(17,706)	-	-	(17,706)
Other-comprehensive loss	-	-	-	-	(405)	7	(398)

Balance, December 31, 2016	2,132	22,750	55	13,278	1,833	(888)	39,160
Issuance of shares	547	8,706		-	-	-	9,253
Stock based payment			538				538
Cancelation of warrants		(55)	(55)				-
Comprehensive loss	-	-	-	(12,947)	-	-	(12,947)
Other-comprehensive loss	-	-		-	(769)	(136)	(905)

Balance, December 31, 2017	2,679	31,511	538	331	1,064	(1,024)	35,099

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MICRONET LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(NIS In Thousands)

	Year ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	NIS	(12,947)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		4,570
Financial expenses, net accrual-basis financial		1,945
Share-based payment		538
Liability for Chief Executive Officer		(355)
Capital loss from sale of fixed assets		1
Income taxes in the income statement		(49)
Decrease in accrued severance pay, net		261
		6,911
Changes in operating assets and liabilities (net of impact of acquisition):
Increase in trade accounts receivable		(7,425)
Increase in other accounts receivable		(2,924)
Increase in inventories		(1,635)
Decrease in trade accounts payable		5,469
Decrease in other accounts payable		6,782
	NIS	267

Cash paid and received during the year for
Interest paid		(545)
Interest received		1,042
Taxes paid		(79)
		418
Net cash used in operating activities	NIS	(5,351)

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MICRONET LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(NIS In Thousands)

	Year ended December 31, 2017
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment		(608)
Purchase of intangible assets		(189)
Proceeds from sale of fixed assets		1
Sales of marketable securities		11,373
Leasing deposit and prepaid expenses		(5)
Granting of loans to employees		328

Net cash provided by investing activities	NIS	10,900

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of banks loan		(23,654)
Receipt of bank loan		13,737
Repayment liability in respect of financial leasing		(86)
Proceeds from issuance of shares, net		9,253

Net cash used in financing activities	NIS	(750)

TRANSLATION ADJUSTMENT OF CASH AND CASH EQUIVALENTS		(732)

NET CASH DECREASE IN CASH AND CASH EQUIVALENTS		(4,067)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		1,712

CASH AND CASH EQUIVALENTS AT END OF PERIOD	NIS	5,779

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